GLASGAL COMMUNICATIONS, INC.
                                20C Commerce Way
                            Totowa, New Jersey 07512


                                                                   July 25, 1997

Direct Connect International, Inc.
266 Harristown Road, Suite 108
Glen Rock, New Jersey 07452
Attention: Joseph Salvani

                           Re:      Glasgal Communications, Inc.,
                                    (THE "Company")
Gentlemen:

                  Reference is hereby made to that certain Common Stock Purchase Agreement dated as of January 7, 1994 by and among Glasgal Communications, Inc., a New Jersey corporation, Ralph Glasgal and Direct Connect International, Inc. ("DCI"), as amended by Section 1.2 of that certain Stock Purchase Agreement dated July 10, 1997, by and between the Company and DCI (the "1994 Agreement").

                  Pursuant to the 1994 Agreement, the Company has a right to sell to the Purchaser up to 1,207,239 shares (the "Put Shares") of its Common Stock at approximately $6.54 per share upon the receipt by the Purchaser of Warrant Proceeds (as defined in the 1994 Agreement), subject to certain other conditions set forth therein. In consideration for the agreement of DCI to purchase additional shares of the Company's Common Stock pursuant to a Stock Purchase Agreement to be entered into simultaneously herewith (the "Current Agreement"), the parties hereby amend Section 3.2(b) of the 1994 Agreement to increase DCI's conditional right to purchase shares of the Company's Common Stock to 1,207,239 shares (the "Call Shares"), subject to certain other conditions set forth therein.

                  In connection with the execution of the Current Agreement, DCI hereby authorizes and directs the Company to release all reserved shares of Common Stock issuable upon DCI's exercise of the Call Shares. DCI acknowledges and agrees that the Company's obligation to issue the Call Shares shall be immediately suspended until such time as the Company amends its charter to increase its authorized Common Stock. The Company hereby covenants and agrees to use its best efforts to cause its Stockholders to approve the amendment to increase its authorized Common Stock at its next Annual Meeting of Stockholders.


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                  If the foregoing correctly sets forth our agreement, please so indicate by signing below in the space provided.

                                          Very truly,

                                          GLASGAL COMMUNICATIONS, INC.


                                          By:/s/ James M. Caci
                                             ----------------------------------
                                             Name:  James M. Caci
                                             Title: Chief Financial Officer

AGREED TO AND ACCEPTED:

DIRECT CONNECT INTERNATIONAL, INC.



By: /s/ Joseph Salvani
   --------------------------------
         Name:  JOSEPH SALVANI
         Title: Chairman of the Board



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